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WEINBERG & COMPANY, P.A.
----------------------------
Certified Public Accountants


                                   December 28, 2001




Ms. Aurora Davidson
Infertek, Inc.
2030 Marine Drive  Suite 100
North Vancouver, British Columbia V7P 1V7


Please be advised that we are unable to provide our opinion on the Company's financial statements as of September 30, 2001 and for the year then ended because the Company has not yet provided us with their complete books and records and we are awaiting responses for certain independent confirmations. We expect to receive such information shortly.


                                   Very truly yours,


                                   /s/ Weinberg & Company, P.A.

                                   WEINBERG & COMPANY, P.A.
                                   Certified Public Accountants





Town Executive Center                        1875 Century Park East
6100 Glades Road, Suite 314                  Suite 600
Boca Raton, Florida  33434                   Los Angeles, California  90067
Telephone:  (561) 487-5765                   Telephone:  (310) 407-5450
Facsimile:  (561) 487-5766                   Facsimile:  (310) 407-5451

        Email:  weinbaccrg@aol.com  Website:  www.cpaweinberg.com